As filed with the Securities and Exchange Commission on October 17, 1997
                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                      ------------------------------------
                             CHOLESTECH CORPORATION
             (Exact name of Registrant as specified in its charter)
                      ------------------------------------


     California                                         94-3065493
------------------------                    ------------------------------------
(State of incorporation)                    (I.R.S. Employer Identification No.)

                            3347 Investment Boulevard
                            Hayward, California 94545
   (Address, including zip code, of Registrant's principal executive offices)


                      ------------------------------------
                          1997 STOCK INCENTIVE PROGRAM
                            (Full title of the plan)


                      ------------------------------------
                                ANDREA J. TILLER
                          Vice President of Finance and
                             Chief Financial Officer
                             CHOLESTECH CORPORATION
                            3347 Investment Boulevard
                            Hayward, California 95454
                                 (510) 732-7200
(Name, address, and telephone number, including area code, of agent for service)


                      ------------------------------------
                                   Copies to:
                             CHRIS F. FENNELL, ESQ.
                       Wilson, Sonsini, Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                               Palo Alto, CA 94306
                                 (415) 493-9300
                      ------------------------------------


                                                   CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                            Proposed
   Title of Each Class of                                    Maximum             Proposed Maximum
     Securities to be             Amount to be         Offering Price Per      Aggregate Offering            Amount of
        Registered                 Registered                Share                   Price               Registration Fee
====================================================================================================================================
Common Stock, no par
value(1)...................      900,000 shares                 $12.625                $11,362,500            $3,443.18(2)
====================================================================================================================================

(1)  Includes  Preferred Share Purchase Rights which, prior to the occurrence of certain  events,  will not be exercisable or evidenced  separately from the
     Common Stock.
(2)  Calculated  in  accordance  with Rule  457(c)  solely  for the  purpose  of computing the amount of the  registration fee based upon the average of the high and low prices for the Common Stock as reported on the Nasdaq National
     Market on October 10, 1997.
====================================================================================================================================

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.          Incorporation of Documents by Reference.

     The  following   documents  and  information   heretofore  filed  with  the
Securities and Exchange Commission by Cholestech Corporation (the "Company") are hereby incorporated by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 1997, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A as filed with the Commission on May 4, 1992 pursuant to Section 12(b) of the Exchange Act.

         (d) The description of the Company's Preferred Stock Purchase Rights contained in the Company's Registration Statement on Form 8-A as filed with the Commission on January 27, 1997 pursuant to Section 12(b) of the Exchange Act.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Item 4.          Description of Securities.

     Not applicable.

Item 5.          Interests of Named Experts and Counsel.

     Not applicable.

Item 6.          Indemnification of Directors and Officers.

     As permitted by Section 204(a) of the California General Corporation Law, the Registrant's Articles of Incorporation eliminate a director's personal liability for monetary damages to the Registrant and its shareholders arising from a breach or alleged breach of the director's fiduciary duty, except for liability arising under Sections 310 and 316 of the California General Corporation Law or liability for (i) acts or omissions that involve intentional misconduct or knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the Registrant or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the Registrant or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the Registrant or its shareholders and (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the Registrant or its shareholders. This provision does not eliminate the directors' duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief would remain available under California law.

     Sections 204(a) and 317 of the California General Corporation Law authorize a corporation to indemnify its directors, officers, employees and other agents in terms sufficiently broad to permit indemnification (including reimbursement for expenses) under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act"). The Registrant's Articles of Incorporation and Bylaws contain provisions covering indemnification of corporate directors, officers and other agents against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors, officers, employees or agents, including proceedings under the Securities Act or the Securities

Exchange   Act  of  1934,   as  amended.   The   Registrant   has  entered  into
Indemnification Agreements with its directors and executive officers.

Item 7.          Exemption from Registration Claimed.

     Not applicable.

Item 8.          Exhibits.

       Exhibit
        Number              Document
        ------              --------
         4.3      1997 Stock Incentive Program and form of agreement thereunder.

         5.1 Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

         23.1     Consent of Independent Auditors.

         23.2     Consent of Counsel (contained in Exhibit 5.1).

         24.1     Power of Attorney (see page II-3).


Item 9.         Undertakings.

     The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Registrant pursuant to the California General Corporations Code, the Restated Articles of Incorporation or the Bylaws of Registrant, Indemnification Agreements entered into between Registrant and its officers and directors, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cholestech Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hayward, State of California, on this 17th day of October, 1997.

                                                 CHOLESTECH CORPORATION


                                                 By: /s/ Warren E. Pinckert II
                                                     ---------------------------
                                                     Warren E. Pinckert II
                                                     President & Chief Executive
                                                     Officer


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each such person whose signature appears below constitutes and appoints, jointly and severally, Warren E. Pinckert II and Andrea J. Tiller his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the dates indicated.

                  Signature                                        Title                                  Date
---------------------------------------------------------------------------------------------------------------------------
/s/ WARREN E. PINCKERT II                      President, Chief Executive Officer,                  October 17, 1997
-------------------------------                and Director (Principal Executive Officer)
(Warren E. Pinckert II)

/s/ ANDREA J. TILLER                           Vice President of  Finance and Chief                 October 17, 1997
-------------------------------                Financial Officer (Principal Financial and
(Andrea J. Tiller)                             Accounting Officer)

/s/ HARVEY S. SADOW, PH.D.                     Chairman of the Board                                October 17, 1997
-------------------------------
(Harvey S. Sadow, Ph.D.)

/s/ JOHN L. CASTELLO                           Director                                             October 17, 1997
-------------------------------
(John L. Castello)

/s/ H.R. SHEPHERD                              Director                                             October 17, 1997
-------------------------------
(H.R. Shepherd)

/s/ JOSEPH BUCHMAN                             Director                                             October 17, 1997
-------------------------------
(Joseph Buchman M.D.)

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                       -----------------------------------

                                    EXHIBITS

                       -----------------------------------


                       Registration Statement on Form S-8

                             Cholestech Corporation

                                October 17, 1997

                                INDEX TO EXHIBITS


    Exhibit
    Number                                Exhibit
    ------                                -------
     4.3       1997 Stock Incentive Program and form of agreement thereunder

     5.1       Opinion  of  Wilson  Sonsini  Goodrich  &  Rosati,   Professional
               Corporation

     23.1      Consent of Independent Auditors

     23.2      Consent of Counsel (included in Exhibit 5.1)

     24.1      Power of Attorney (see page II-3)